                       NORTHWESTERN MINERAL VENTURES INC.
        36 Toronto Street, Suite 1000, Toronto, Ontario, M5C 2C5, CANADA
                     Tel: (416) 366-6580 Fax: (416) 350-3510

                                LETTER OF INTENT

June 9,2006

Mr. Edward Bawolak
24 Place Yvon
Plourde, Appt. 401
Charlemagne, Quebcc
J5Z 3E2

Dear Mr. Bawolak:

RE:   SEQUANEY URANIUM PROPERTY

Further to our earlier discussions, we have set forth below the key terms of the option (the "OPTION") that you (the "OPTIONOR") have agreed to grant to
Northwestern Mineral Ventures Inc. ("NWT") concerning the property known as the
Sequaney Uranium Property, which property is more particularly described in
Schedule A hereto (the "PROPERTY").

1.    PROPERTY AND TITLE

The Optionor hereby represents and warrants that:

      (a)   he is the registered and beneficial owner of a 100% interest in the
            Property, free and clear of any liens or encumbrances;

      (b)   he has received all required approvals to grant the Option in the
            Property to NWT; and

      (c)   the description of the Property set forth herein is true and correct.

2.    DUE DILIGENCE

The Optionor hereby grants to NWT the sole and exclusive right to conduct a complete due diligence review regarding the Property, which will include but not be limited to, an investigation of any environmental liabilities with respect to the Property and a site visit, at NWT's sole discretion, to the Property by a qualified geologist appointed by NWT. In consideration of such right to conduct a due diligence review, NWT shall make cash payments to the Optionor, as follows:

            On or prior to June 10,2006                              Cdn $15,000

            On or prior to July 10,2006                              Cdn $15,000

            On or prior to August 15, 2006                           Cdn $15,000

In order to assist NWT in completing its due diligence of the Property, the
Optionor will forthwith provide to NWT the most recent geological report in respect of the Property for review, together with all other data, maps, reports, surveys, documentation and other information concerning the Property available to the Optionor (the "DILIGENCE MATERIAL").

If at any time, NWT fails to make any of the above-noted payments by the designated payment date, the right of NWT to conduct its due diligence review of the Property shall thereupon terminate, NWT shall return all Diligence Material to the Optionor, and neither party shall have any further obligations under this letter of intent.

3.    OPTION TERMS

Subject to Section 5 below, in the event that NWT is satisfied with its due diligence review of the Property, in its sole discretion, and all payments have been duly and timely made by NWT in accordance with Section 2 hereof, the
Optionor will grant to NWT an Option for the right to acquire a 100% legal and beneficial interest in the Property (the "ACQUISTION"), which interest shall vest on the date upon which each of following events has been completed:

      (a)   cash payments to the Optionor, as follows:

            Upon the later of (i) the date that final approval      Cdn  $50,000
            of the Acquisition is obtained from the TSX
            Venture Exchange; and (ii) the date the
            Option Agreement (as hereinafter defined) is
            fully executed (such later date, the
            "APPROVAL Date")

            On or prior to the first anniversary of the             Cdn $100,000
            Approval Date

            On or prior to the second anniversary of the            Cdn $150,000
            Approval Date

            On or prior to the third anniversary of the             Cdn $200,000
            Approval Date

            and

      (b)   the issuance of common shares of NWT ("COMMON SHARES") to the
            Optionor, as follows:

            Upon the Approval Date                         100,000 Common Shares

            On or prior to the first anniversary of the    300,000 Common Shares
            Approval Date

            On or prior to the second anniversary of the   500,000 Common Shares

                                        2

            Approval Date

            On or prior to the third anniversary of the 1,100,000 Common shares
            Approval Date

Upon completion of each of the above events set forth in subsections 3(a) and
(b), the Optionor will transfer 100% of its legal and beneficial right, title and interest in and to the Property to NWT, subject to Section 5 below.

4.    BANKABLE FEASIBILITY STUDY

In addition to the payments set forth in Sections 2 and 3 above, in the event that an economically viable bankable feasibility study is completed with respect to the Property, NWT agrees to make a further cash payment to the Optionor in the amount of Cdn. $500,000 within 30 days of the completion of such bankable feasibility study.

5.    ROYALTY

Following the transfer by the Optionor of 100% of its right, title and interest in and to the Property to NWT pursuant to Section 3 above, the Optionor will thereafter be entitled to a net smelter royalty ("NSR") of 2% on production generated on the Property.

NWT shall have the right, but not the obligation, to purchase one-half of the above-noted NSR held by the Optionor (or an aggregate 1% NSR) for a purchase price of Cdn $1,000,000 if NWT so elects in writing within 30 days following the completion of an economically viable bankable feasibility study on the Property.

6.    NO SHOP

During the period commencing on the date hereof and ending on August 22, 2006
(the "EXCLUSIVITY PERIOD"), subject to the following sentence, the Optionor agrees he will not, directly or indirectly, through any employee, advisor, representative, agent or otherwise, take any direct or indirect action to solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other person, entity or group relating to, and will not participate in and will cease all discussions or negotiations regarding, and will not furnish to any other person, entity or group any information with respect to, or otherwise co-operate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to, the direct or indirect acquisition of, or other business transaction involving, the Property or any part thereof (any such transaction being a "COMPETING TRANSACTION") or enter into any agreement requiring the Optionor to terminate negotiations with
NWT regarding the completion of the Acquisition.

The Optionor represents and warrants to NWT that he is not currently a party to or in negotiations with respect to a Competing Transaction.

                                        3

The Optionor shall ensure that each of his employees, agents, advisors and representatives is aware of the provisions of this section, and the Optionor shall be responsible for any breach of this section by any of his employees, agents, advisors or representatives.

7.    OPTION AGREEMENT

Pending the results of a due diligence investigation by NWT, each of NWT and the
Optionor agree to negotiate in good faith, and use their best efforts to execute a definitive option agreement (the "OPTION AGREEMENT") giving effect to the
Option on or prior to August 22, 2006 which Option Agreement shall embody the terms and conditions set forth herein and shall contain additional representations, warranties, covenants, conditions and agreements that are customary for agreements relating to the completion of transactions of the sort contemplated herein.

8.    COSTS

Each of NWT and the Optionor will be responsible for their own costs relating to the Option.

9.    SUCCESSORS AND ASSIGNS

This agreement shall enure to the benefit of and be binding upon the parties and their respective successors, heirs and permitted assigns.

10.   NATURE OF AGREEMENT

The parties agree that this letter, with the exception of the terms set forth under the headings "No Shop" and "Successors and Assigns" is meant to be a non-binding letter of intent. The parties agree that the terms set forth under the headings "No Shop" and "Successors and Assigns" are legally binding and legally enforceable which terms shall remain in full force and effect, unless superceded by the Option Agreement.

If you are in agreement with the provisions of this letter, please sign this letter where noted below and return one signed copy of this letter to our attention by facsimile.

Sincerely,

NORTHWESTERN MINERAL VENTURES INC.

Per:

Marek Kreczmer
President & Chief Executive Officer

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I am in agreement with the terms as set out in the attached letter.

/s/ Lise Lambert                     /s/ Edward Bawolak
---------------------------------    -------------------------------
SIGNATURE OF WITNESS                 EDWARD BAWOLAK
Name: Lise Lambert
Address:

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                                   SCHEDULE A
                           DESCRIPTION OF THE PROPERTY

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                                  SCHEDULE "A"

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